UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2014
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.
On April 11, 2014, American Equity Investment Life Holding Company (the “Company”) entered into a privately negotiated exchange agreement pursuant to which it will issue 975,492 shares of its common stock, par value $1 per share (“Common Stock”), and pay cash in exchange for a portion of the Company’s outstanding 3.50% Convertible Senior Notes due 2015 (the “2015 Notes”).  The transaction is expected to close on April 15, 2014.
The issuance of Common Stock will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively in a privately negotiated transaction where no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.
The Company may tender for, redeem or repurchase additional outstanding convertible notes. The form and timing of any such activity will be dependent on market conditions and other factors and there can be no assurance that any such transactions will be completed prior to the September 2015 maturity date for the 2015 Notes or the December 2014 call date for the Company’s 5.25% Contingent Convertible Senior Notes due 2029.
This current report on Form 8-K does not constitute an offer to exchange the 2015 Notes or other securities of the Company for Common Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2014

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President